UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Glaukos Way Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

On December 2, 2024, Glaukos Corporation (the “Company”) entered into unwind agreements with certain financial institutions (the “Option Counterparties”) relating to a portion of the capped call transactions (the “Capped Call Unwind Agreements”) that were previously entered into by the Company with such Option Counterparties in connection with the issuance of its 2.75% Convertible Senior Notes due 2027 (the “Notes”) in an aggregate principal amount of $287.5 million. The Capped Call Unwind Agreements relate to a portion of capped call transactions corresponding to fifty percent of the number of shares of the Company’s common stock initially underlying the Notes. Pursuant to the Capped Call Unwind Agreements, the Option Counterparties will deliver to the Company a cash amount in respect of the capped call transactions being early terminated thereunder, which cash amount will be determined based upon the volume-weighted average price per share of the Company’s common stock during an averaging period, commencing on December 3, 2024.

The foregoing description of the Capped Call Unwind Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Capped Call Unwind Agreements, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Capped Call Unwind Agreement, dated as of December 2, 2024, by and between Glaukos Corporation and the applicable call option counterparty
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Alex R. Thurman
Name: Alex R. Thurman
Title: Senior Vice President & Chief Financial Officer

Date: December 3, 2024